Exhibit 99.1

PRESS RELEASE – FOR IMMEDIATE RELEASE
OMEGA ANNOUNCES REDEMPTION
OF ITS OUTSTANDING 6.75% SENIOR NOTES DUE 2022

Company Release – 10/26/2015

HUNT VALLEY, MD. – (BUSINESS WIRE) – October 26, 2015 – Omega Healthcare Investors, Inc. (NYSE:OHI) announced today that it has completed its previously announced redemption of all of the outstanding $575 million aggregate principal amount of its 6.75% Senior Notes due 2022, CUSIP No. 681936AX8. Pursuant to the terms of the indenture governing the notes, Omega redeemed the outstanding notes at a redemption price of 103.375% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date. The total redemption price was approximately $595.6 million, including approximately $1.2 million in accrued interest. Upon completion of the redemption, none of the 6.75% Senior Notes due 2022 remained outstanding.
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Omega is a real estate investment trust investing in and providing financing to the long-term care industry. As of June 30, 2015, Omega has a portfolio of investments that includes over 900 properties located in 41 states and the United Kingdom and operated by 84 third-party operators.
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Omega Healthcare Investors
Bob Stephenson, CFO, 410-427-1700